UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2012

New Frontier Media, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-23697	84-1084061
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6000 Spine Road, Suite 100, Boulder, CO 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

Merger Agreement and Guarantee

On October 15, 2012, New Frontier Media, Inc., a Colorado corporation (the “Company”), LFP Broadcasting, LLC, a Delaware limited liability company (“Parent”), and Flynt Broadcast, Inc., a Colorado corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will commence a cash Offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $.0001 per share, of the Company (the “Company Shares”) at a price per share equal to (1) $2.02 (the “Offer Price”), net to the seller in cash, without interest, and (2) one contingent right per Company Share (a “CPR”) which shall represent the contractual right to receive a Contingent Cash Payment (as such term is defined in the Contingent Payment Rights Agreement in the form attached to the Merger Agreement as Exhibit A) (the aggregate consideration referred to in (1) and (2) and any other consideration per share paid pursuant to the Offer, the “Offer Consideration”).  Merger Sub will commence the Offer no later than 10 business days from the date of the Merger Agreement and will keep the Offer open for at least 20 business days.

Concurrently with the execution and delivery of the Merger Agreement, Parent has delivered to the Company the guarantee of L.F.P., Inc., an affiliate of Parent, in favor of the Company with respect to certain obligations of Parent and Merger Sub under the Merger Agreement (the “Guarantee”).

Following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”), pursuant to which each Company Share not acquired in the Offer will be converted into the right to receive the Offer Price and a CPR, except for (1) Company Shares held by holders who duly comply with all provisions of the Colorado Business Corporation Act concerning the right to dissent from the Merger and seek appraisal of their Company Shares and (2) Company Shares owned by Parent, Merger Sub, the Company or any of their respective direct or indirect wholly-owned subsidiaries.  The Merger Agreement includes customary representations, warranties and covenants by the parties. The Company’s Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger.

Consummation of the Offer is subject to certain conditions, including, among other things: (1) the tender of a number of the Company Shares, which, together with any Company Shares owned by Parent or Merger Sub, represent a majority of the Company Shares outstanding on a fully diluted basis, (2) the absence of a material adverse effect on the Company, (3) the absence of any order from any governmental entity challenging or seeking to (a) delay materially or prohibit the Offer or the Merger, (b) obtain material damages in connection with the Offer or the Merger, (c) restrain, prohibit or limit Parent’s or the Company’s ownership or operation of all or any material portion of the business or assets of the Company or any of its Subsidiaries, or (d) impose material limitations on the ability of Parent or Merger Sub to acquire or exercise full rights of ownership of any Company Shares, (4) the Company having at least $11,514,000 of cash or cash equivalents net of the Company’s expenses related to the transactions contemplated by the Merger Agreement and (5) certain other customary conditions.

In the Merger Agreement, the Company granted to Merger Sub an irrevocable option (the “Top-Up Option”) to purchase, at a per share price equal to the Offer Consideration, a number of Company Shares equal to the number of Company Shares that, when added to the number of Company Shares owned by Parent and Merger Sub at the time of the exercise of the Top-Up Option, equals one Company Share more than 90% of the Company Shares outstanding on a fully diluted basis immediately after exercise of the Top-Up Option.

The foregoing summary of the Merger Agreement and the Guarantee and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement and the Guarantee, which are attached hereto as Exhibits 2.1 and 10.1, respectively, and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. The Merger Agreement contains customary representations and warranties the Company, Parent and Merger Sub made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts among the Company, Parent and Merger Sub and may be subject to important qualifications and limitations agreed to by the Company, Parent and Merger Sub in connection with the negotiated terms, including, but not limited to, information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for purposes of allocating risk among the Company, Parent and Merger Sub rather than establishing matters as facts. The Company’s shareholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

The Company issued a press release on October 15, 2012 announcing the execution of the Merger Agreement and the commencement of the Offer no later than 10 business days thereafter. A copy of the press release was previously filed on Schedule 14D-9 by the Company on October 15, 2012 and is incorporated herein by reference.

Amendment to Rights Agreement

Effective as of October 15, 2012 and immediately prior to the Company’s execution of the Merger Agreement, the Company and Corporate Stock Transfer, Inc. (the “Rights Agent”) entered into an Amendment (the “Amendment”) to the Amended and Restated Rights Agreement between the Company and the Rights Agent, dated as of August 1, 2008 and as amended as of October 31, 2011 (as amended, the “Rights Agreement”).

The Amendment was entered into to permit the Offer, Merger and the other transactions contemplated by the Merger Agreement to occur without triggering any distribution or other adverse event to Parent under the Rights Agreement. In particular, neither Parent, Merger Sub nor any of their Affiliates or Associates (as such terms are defined in the Rights Agreement) shall become an Acquiring Person (as such term is defined in the Rights Agreement), and a Stock Acquisition Date, a Distribution Date, a Section 11(a)(ii) Event and a Section 13 Event (as such terms are defined in the Rights Agreement) shall not occur, as a result of the approval, execution, delivery, performance or public announcement of the Merger Agreement or the consummation or public announcement of the Offer, the Merger, Top-Up Option or any of the other transactions contemplated by the Merger Agreement. In addition, the Amendment provides that the Rights Agreement shall expire immediately prior to the effective time of the Merger.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

As described in Item 1.01 above, the Company and the Rights Agent have entered into the Amendment. The material terms of the Amendment are described in Item 1.01, under the heading “Amendment to Rights Agreement” above and are incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipate,” “expect,” “believe,” “plan,” “intend,” “predict,” “will,” “may” and similar terms. The forward-looking statements contained in this report related to future results and events are based on the Company’s current expectations, beliefs and assumptions about its industry and its business. Forward-looking statements, by their nature, involve risks and uncertainties and are not guarantees of future performance. Actual results may differ materially from the results discussed in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, uncertainties as to the timing of the Offer and the Merger; uncertainties as to how many of the Company’s shareholders will tender their Company Shares in the Offer; the risk of litigation relating to the Offer and the Merger; the risk that competing offers will be made; the possibility that various closing conditions for the Offer and the Merger may not be satisfied or waived; the effects of disruption from the Offer and the Merger making it more difficult to maintain relationships with employees, customers, vendors or other business partners; other business effects, including, but not limited to, the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC by the Company, including, but not limited to, the solicitation/recommendation statement to be filed by the Company. Investors and shareholders are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are also urged to review carefully and consider the various disclosures in the Company’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 2012, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012 and Current Reports on Form 8-K filed from time to time by the Company. All forward-looking statements are qualified in their entirety by this cautionary statement.

Important Information About the Offer

This report is not a recommendation, an offer to purchase or a solicitation of an offer to sell the Company Shares. The solicitation and the offer to buy the Company Shares will be made only pursuant to an offer to purchase and related materials that are filed with the SEC.  Merger Sub has not commenced the Offer.

Upon commencement of the Offer, Parent and Merger Sub will file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal and other related documents. Following commencement of the tender offer, the Company will file with the SEC a solicitation/recommendation statement on Schedule 14D-9. Holders of the Company Shares should read the offer to purchase and solicitation/recommendation statement and the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the tender offer.

Holders of the Company Shares can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. In addition, shareholders will be able to obtain a free copy of these documents (when they become available) from New Frontier Media by contacting Marc Callipari, Chief Legal Officer, New Frontier Media, Inc., 6000 Spine Road, Suite 100, Boulder, Colorado 80301, (303) 444-0900; mcallipari@noof.com.

In connection with the proposed transactions contemplated by the Merger Agreement, the Company and its directors, executive officers and other employees may be deemed to be participants in any solicitation of the Company’s shareholders in connection with such proposed transactions. Information about the Company’s directors and executive officers is available in the Company’s proxy statement for its 2012 annual meeting of shareholders, as filed with the SEC on September 21, 2012 and will be available in the Company’s solicitation/recommendation statement on Schedule 14D-9.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 15, 2012, by and among New Frontier Media, Inc., LFP Broadcasting, LLC and Flynt Broadcast, Inc.

4.1	Amendment, dated as of October 15, 2012, to the Amended and Restated Rights Agreement between New Frontier Media, Inc. and Corporate Stock Transfer, Inc.

10.1	Guarantee, dated as of October 15, 2012, by and among New Frontier Media, Inc. and L.F.P., Inc.

99.1

Press Release issued by New Frontier Media, Inc. on October 15, 2012 (incorporated by reference from the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed on dated as of October 15, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2012	NEW FRONTIER MEDIA, INC.

	By:	/s/ Marc Callipari
	Name:	Marc Callipari
	Title:	Chief Legal Officer